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[SPROULE ASSOCIATES LIMITED]

Exhibit 23.09

July 1, 2002

ENGINEER'S CONSENT

        As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Canor Energy Ltd., as the years ended December 31, 2000 and 2001 incorporated herein by reference.

SPROULE ASSOCIATES LIMITED
/s/ HARI M. KAPIL
Hari M. Kapil, P. Eng. Senior Vice-President, Engineering

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  Exhibit 23.09
ENGINEER'S CONSENT